                                                                  EXHIBIT 4.2.b

                      FIRST AMENDMENT TO RIGHTS AGREEMENT


     THIS FIRST AMENDMENT to the Rights Agreement (as defined below) is entered into as of June 1, 1999 between AGL Resources Inc., a Georgia corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association ("EquiServe").

     WHEREAS, Wachovia Bank of North Carolina, N.A. ("Wachovia") has acted as the Rights Agent pursuant to the Rights Agreement dated as of March 6, 1996, between the Company and Wachovia (the "Rights Agreement");

     WHEREAS, Wachovia has notified the Company of its intent to resign and be discharged from its duties as Rights Agent under the Rights Agreement;

     WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company has appointed EquiServe as the successor Rights Agent;

     WHEREAS, EquiServe is a national banking association organized and doing business under the laws of the United States, is authorized under such laws to exercise corporate trust or stock transfer powers, is subject to supervision or examination by a state or federal authority and, together with its affiliates, has a combined capital and surplus of at least $50 million; and

     WHEREAS, the Company desires to amend the Rights Agreement to reflect the appointment of EquiServe as Rights Agent.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Rights Agreement hereby is amended as follows:

     1. The first sentence of the Rights Agreement hereby is amended by deleting such sentence in its entirety and substituting the following in lieu thereof:

          "Agreement, dated as of March 6, 1996 and as amended as of June 1, 1999, between AGL Resources Inc., a Georgia corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association (the "Rights Agent")."

     2. Section 2 of the Rights Agreement is hereby amended by deleting the last sentence of that section in its entirety and substituting in lieu thereof the following:

          "The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent."

     3. Section 3(c) of the Rights Agreement is hereby amended by deleting the first sentence of the legend set forth in that section and substituting in lieu thereof the following:

          "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between AGL Resources Inc., a Georgia corporation, and EquiServe Trust Company, N.A., dated as of March 6, 1996 and as amended as of June 1, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of AGL Resources Inc."

     4. Section 21 of the Rights Agreement is hereby amended by deleting the fifth sentence of that section in its entirety and substituting in lieu thereof the following:

          "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation, national banking association or trust company organized and doing business under the laws of the United States or any State thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which either itself has, or together with an affiliate has, at the time of its appointment as Rights Agent, a combined capital and surplus of at least $50 million."

     5. (a) Effective July 1, 1999, Section 26 of the Rights Agreement is hereby amended by deleting the address of the Company and inserting the following:

          AGL Resources Inc.
          The Biltmore
          817 W. Peachtree Street, N.W.
          Atlanta, Georgia 30308
          Attention: Corporate Secretary

          (b) Section 26 of the Rights Agreement is hereby amended by deleting the address of the Rights Agent and inserting the following:

          EquiServe Trust Company, N.A.
          c/o EquiServe Limited Partnership
          150 Royall Street
          Canton, Massachusetts 02021
          Attention: Client Administration

     6. Exhibit A to the Rights Agreement is hereby amended by deleting the first sentence in its entirety and substituting in lieu thereof the following:

          This certifies that _____________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 6, 1996 and as amended as of June 1, 1999, as the same may be amended from time to time (the "Rights Agreement"), between AGL Resources Inc., a Georgia corporation (the "Company") and EquiServe Trust Company, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on March 6, 2006 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Class A Junior Participating Preferred Stock, no par value per share (the "Preferred Stock"), of the Company, at a purchase price of $60 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

     7. Exhibit A of the Rights Agreement is further amended by deleting the counter-signature from the signature page of Exhibit A and substituting in lieu thereof the following:

          "Countersigned:
          EQUISERVE TRUST COMPANY, N.A.,
          As Rights Agent

          By:__________________________________
          Name:________________________________
          Title:_______________________________"

     8. Exhibit B of the Rights Agreement is hereby amended by deleting the last sentence of the first paragraph in its entirety and substituting in lieu thereof the following:

          "The description and terms of the Rights are set forth in a Rights Agreement dated as of March 6, 1996 and as amended as of June 1, 1999, as the same may be amended from time to time (the "Rights Agreement") between the Company and EquiServe Trust Company, N.A. (the "Rights Agent")."

     9. All other references in the Rights Agreement to "Wachovia Bank of North Carolina" hereby are changed to "EquiServe Trust Company, N.A." and all references to the Rights Agent shall be deemed to be references to EquiServe Trust Company, N.A.

     Capitalized terms used herein and not otherwise defined shall have those meanings ascribed to them in the Rights Agreement.


                        (Signatures on following page)

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Rights Agreement to be duly executed as of the 1/st/ day of June, 1999.

                                        AGL RESOURCES INC.
Attest:

/s/ Melanie M. Platt                    By: /s/ J. Michael Riley
-----------------------------               --------------------
Corporate Secretary                     Senior Vice President and Chief
                                        Financial Officer

                                                  [Corporate Seal]



                                        EQUISERVE TRUST COMPANY,  N.A.
Attest:


 /s/                                    By: /s/ Charles Rossi
-----------------------------               ---------------------
Managing Director                       Director


                                                       [Seal]

     By signing hereunder, Wachovia Bank, N.A. (formerly Wachovia Bank of North Carolina, N.A.) hereby acknowledges its resignation as Rights Agent and the appointment of EquiServe Trust Company, N.A. as successor Rights Agent.

                                        WACHOVIA BANK, N.A.
Attest:


/s/                                     By: /s/ Deborah N. Keaton
----------------------------               ----------------------
Assistant Secretary                     Vice President


                                                       [Seal]